Exhibit 10.43

[Cambridge Heart logo]

October 1, 2007

        TO:  Board of Directors of Cambridge Heart

 FROM:  Robert P. Khederian, Chairman of the Board and Interim CEO

        RE:  Amendment to Non-Employee Director Stock Options

This letter will serve as notice that pursuant to resolutions duly adopted by the Board of Directors of Cambridge Heart, Inc. (the “Company”) on October 1, 2007 (the “Approval Date”), all outstanding stock options granted as of the Approval Date under the Company’s 2001 Stock Incentive Plan to non-employee directors of the Company for service as a director to the Company have been amended to provide that all such stock options will immediately become exercisable in full in the event that a Change in Control (as defined below) of the Company occurs (except with respect to any portion of stock options that have been exercised, forfeited or terminated prior to the date of the Change in Control). All such stock options (including the portion accelerated upon a Change of Control) must be exercised within the time periods set forth in your option agreement(s) and the 2001 Stock Incentive Plan.

For the sake of greater certainty, please note that the stock options covered by the foregoing amendment are set forth on the attached Schedule A and that all other outstanding stock option held by non-employee directors as of the Approval Date remain unchanged and are not affected by the foregoing amendment.

The term “Change in Control” means an event or occurrence set forth in any one or more of subsections (a) through (c) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection):

(a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

(b) Such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (i) who was a member of the Board on the date of the execution of this Agreement or (ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; or

(c) The consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company voting Securities, respectively.

/s/    Robert P. Khederian

Robert P. Khederian

Chairman, Interim President and CEO